Exhibit 99.1


        AirNet Communications Receives Non-Compliance Notice from Nasdaq


     MELBOURNE, Fla.--(BUSINESS WIRE)--Feb. 15, 2006--AirNet Communications Corporation (NASDAQ:ANCC), the technology leader in base station products for wireless communications, today announced that it has received a notice dated February 10, 2006 from the Listing Qualifications Department of The Nasdaq Stock Market confirming that for the last thirty consecutive business days, the bid price of AirNet's common stock has closed below the $1.00 minimum per share requirement for continued inclusion under Marketplace Rule 4450(a)(5) (the "Rule"). AirNet will be provided with 180 calendar days or until August 9, 2006 to regain bid price compliance. If at any time before August 9, 2006, the bid price for AirNet's common stock closes at $1.00 per share for a minimum of ten consecutive business days, the Nasdaq staff will provide notification that it has regained compliance with the Rule.
     If AirNet does not regain compliance by August 9, 2006, the Nasdaq staff will provide AirNet with another written notification that its common stock will be delisted. At that time, AirNet may appeal the Nasdaq staff's determination to a Listing Qualifications Panel. Alternatively, AirNet also has the option of applying to transfer its common stock to the Nasdaq Capital Market if it satisfies the requirements for initial inclusion set forth in Marketplace Rule 4310(c). If its application is approved, AirNet would then be afforded the remainder of this market's second 180 calendar day compliance period in order to regain compliance while on the Nasdaq Capital Market. AirNet may also submit an application at any time during the initial 180 day compliance period to transfer its listing to the Nasdaq Capital Market.

     About AirNet

     AirNet Communications Corporation is a leader in wireless base stations and other telecommunications equipment that allow service operators to cost-effectively and simultaneously offer high-speed wireless data and voice services to mobile subscribers. AirNet's patented broadband, software-defined AdaptaCell(R) SuperCapacity(TM) adaptive array base station solution provides a high-capacity base station with a software upgrade path to high-speed data. The Company's RapidCell(TM) base station provides government communications users with up to 96 voice and data channels in a compact, rapidly deployable design capable of processing multiple GSM protocols simultaneously. The Company's AirSite(R) Backhaul Free(TM) base station carries wireless voice and data signals back to the wireline network, eliminating the need for a physical backhaul link, thus reducing operating costs. AirNet has 69 patents issued or filed and has received the coveted World Award for Best Technical Innovation from the GSM Association, representing over 400 operators around the world. More information about AirNet may be obtained by visiting the AirNet Web site at http://www.airnetcom.com.

     Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

     Certain statements in this news release may constitute forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 (the Reform Act), Section 27A of the United States Securities Act of 1933 and Section 21E of the United States Securities and Exchange Act of 1934. These forward-looking statements may relate to anticipated financial performance, management's plans and objectives for future operations, business prospects, market conditions, financial forecasts and other matters. All statements contained in this news release that do not relate to matters of historical fact should be considered forward-looking statements, and are generally identified by words such as "anticipate", "believe", "hope", "estimate", "expect", "intend", "plan", and "objective" and other similar expressions. Readers should not place undue reliance on the forward-looking statements contained in this news release. Such statements are based on management's beliefs and assumptions and on information currently available to management and are subject to risks, uncertainties and changes in condition, significance, value and effect. Such risks include the risk that AirNet may not be able to regain compliance with minimum bid price requirements of the Nasdaq; AirNet may become non-compliant with other Nasdaq Marketplace rules regarding continued listing, including stockholders' equity requirements; and that AirNet may not be able to successfully transfer to the Nasdaq Capital Market if it does not meet initial inclusion requirements. If we are unable to raise sufficient new additional capital or to generate sufficient new sales, we may not be able to operate as a going concern. These and other risks are detailed in reports and documents filed by AirNet the United States Securities and Exchange Commission. Such risks, uncertainties and changes in condition, significance, value and effect, many of which are beyond AirNet's control, could cause AirNet's actual results and other future events to differ materially from those anticipated. AirNet does not, however, assume any obligation to update these forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements.

     The stylized AirNet mark, AirNet, AdaptaCell and AirSite are registered trademarks with the U.S. Patent and Trademark Office. SuperCapacity(TM), RapidCell(TM) and Backhaul Free(TM) are trademarks of AirNet Communications Corporation. Other names are registered trademarks or trademarks of their respective companies or organizations.


     CONTACT: AirNet Communications Corporation, Melbourne
              Stuart P. Dawley, 321-953-6780
              sdawley@airnetcom.com